Exhibit 99(a)(1)(B)(2)

AMENDED LETTER OF TRANSMITTAL	PURSUANT TO THE OFFER TO PURCHASE DATED

November 23, 2022

AS AMENDED AND SUPPLEMENTED ON

December 15, 2022

THE OFFER HAS BEEN EXTENDED AND WILL NOW EXPIRE AT 11:59 PM, EASTERN TIME,

ON December 30, 2022 UNLESS THE OFFER IS FURTHER EXTENDED OR WITHDRAWN.

Regular Mail	Overnight Mail

PO Box 2175	IDR Core Property Index Fund Ltd, c/o
Milwaukee, WI 53201	UMB Fund Services, Inc.
Attention: IDR Investor Services	235 W. Galena Street
Milwaukee, Wisconsin 53212

DELIVERY OF THIS AMENDED LETTER OF TRANSMITTAL AND ALL OTHER DOCUMENTS TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO IDR CORE PROPERTY INDEX FUND LTD. (THE “COMPANY”).

THE OFFER TO PURCHASE (THE “ORIGINAL OFFER TO PURCHASE”), AS AMENDED BY THE SUPPLEMENT TO THE OFFER TO PURCHASE DATED DECEMBER 15, 2022 (THE “SUPPLEMENT,” AND TOGETHER WITH THE ORIGINAL OFFER TO PURCHASE, THE “OFFER TO PURCHASE”) AND THIS ENTIRE AMENDED LETTER OF TRANSMITTAL, INCLUDING THE ACCOMPANYING INSTRUCTIONS, SHOULD BE READ CAREFULLY BEFORE THIS AMENDED LETTER OF TRANSMITTAL IS COMPLETED.

IF YOU WANT TO RETAIN YOUR SHARES, YOU DO NOT NEED TO TAKE ANY ACTION.

LADIES AND GENTLEMEN:

This amended letter of transmittal (the “Amended Letter of Transmittal”) is provided in connection with the Company’s offer dated November 23, 2022, as amended and supplemented on December 15, 2022, to purchase up to 23,495 shares of Class A common stock of the Company (“Shares”), representing 1% of our outstanding Shares. At the discretion of the Company’s Board of Directors (the “Board”), the Company may use cash on hand, cash available from borrowings and cash from the sale of investments as of the end of the applicable period to repurchase shares.

The person(s) signing this Amended Letter of Transmittal (the “Signatory”) hereby tender(s) to the Company, which is an externally managed, non-diversified, closed-end management investment company incorporated in Maryland, the number of Shares specified above for purchase by the Company at a price equal to $12.5718, the NAV per Share as of September 30, 2022, which includes the issuance of the distribution to shareholders on October 3, 2022 (the “Purchase Price”), in cash, under the terms and subject to the conditions set forth in the Offer to Purchase, receipt of which is hereby acknowledged, and in this Amended Letter of Transmittal (which Offer to Purchase and Amended Letter of Transmittal together with any amendments or supplements thereto collectively constitute the “Offer”).

The Signatory recognizes that, under certain circumstances as set forth in the Offer to Purchase, the Company may amend, extend or terminate the Offer or may not be required to purchase any of the Shares tendered hereby. In any such event, the Signatory understands that the Shares not purchased, if any, will continue to be held by the Signatory and will not be tendered.

The Signatory understands that acceptance of Shares by the Company for payment will constitute a binding agreement between the Signatory and the Company upon the terms and subject to the conditions of the Offer.

The Signatory understands that the payment of the Purchase Price for the Shares accepted for purchase by the Company will be made as promptly as practicable by the Company following the conclusion of the Offer and that in no event will the Signatory receive any interest on the Purchase Price.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Signatory and all obligations of the Signatory hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the Signatory. Except as stated in the Offer, this tender is irrevocable.

The Signatory hereby acknowledges that capitalized terms not defined in this Amended Letter of Transmittal shall have the meanings ascribed to them in the Offer to Purchase.

AMENDED LETTER OF TRANSMITTAL

(CONTINUED)

Subject to, and effective upon, acceptance for payment of, or payment for, Shares tendered herewith in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms or conditions of any such extension or amendment), the Signatory hereby sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to all of the Shares that are being tendered hereby that are purchased pursuant to the Offer, and hereby irrevocably constitutes and appoints the Company as attorney-in-fact of the Signatory with respect to such Shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares all in accordance with the terms and subject to the conditions set forth in the Offer.

The Signatory authorizes and instructs the Company to make a cash payment (payable by wire transfer) for the Purchase Price for Shares accepted for purchase by the Company, less any applicable withholding taxes, to which the undersigned is entitled in the name of the registered holder(s) (unless a different name is indicated in Box 1 “Special Registration and Payment Instructions” below).

☐	Full Odd Lot Redemption (100 shares or less)[1]	☐	Partial Tender	☐	Full Tender	Number of Shares for a partial Redemption:

Investor Information

Investor Name:

Social Security or Tax ID:

Co-Investor Name:

Social Security or Tax ID:

Address:

City:	State:	Zip:

Daytime Phone Number:	Email:

The Signatory authorizes and instructs the Company to make a cash payment (payable by wire transfer) for the Purchase Price for Shares accepted for purchase by the Company, less any applicable withholding taxes, to which the undersigned is entitled in the name of the registered holder(s) (unless a different name is indicated in Box 1 “Special Registration and Payment Instructions” below).

THE PURCHASE PRICE WILL BE PAID BY WIRE.

1 Stockholders holding less than 100 Shares (also known as “Odd Lot Holders”) who tender all of their Shares will have priority, in having their Shares accepted for payment, over stockholders holding 100 Shares or more, even if the Offer to Purchase is over-subscribed. Odd Lot Holders who wish to take advantage of this preference should submit a properly completed Letter of Transmittal which indicates that all of the stockholder’s Shares are being tendered, and check the box above for “Full Odd Lot Redemption (100 shares or less)”. By checking the “Full Odd Lot Redemption (100 shares or less)” box above, the tendering stockholder hereby certifies that the tendering stockholder is either the beneficial or record owner of an aggregate of less than 100 Shares; or a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s) Shares with respect to which it is the record holder and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of less than 100 Shares.

AMENDED LETTER OF TRANSMITTAL

(CONTINUED)

THE PURCHASE PRICE WILL BE PAID BY WIRE.

SPECIAL REGISTRATION AND PAYMENT INSTRUCTIONS (SEE INSTRUCTIONS 1, 3, 5 AND 6)

1

IMPORTANT: To be completed ONLY if the Purchase Price is to be made payable in the name of someone other than the name(s) of the registered holder(s), or if the payment of the Purchase Price is to be delivered by mail to an address different than the address(es) of the registered holder(s) provided on the application accepted by the Fund in connection with the purchase of the Shares, or if the Purchase Price is to be made payable by wire.

Bank _________________________________________________________________

ABA Routing Number ___________________________________________________

Account Holder ________________________________________________________

Account Number _______________________________________________________

Reference: IDR Core Property Index Fund Ltd.

Name of Registered Holder _______________________________________________

Mailing Address ________________________________________________________

City, State, Zip _________________________________________________________

Social Security Number (or) Tax Identification Number _________________________

W-9 Certification

Form W-9: I HEREBY CERTIFY under penalty of perjury, I certify that: (i) that the social security number or taxpayer identification number shown on the Subscription is correct, (ii) that I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. citizen or other U.S. person (including a U.S. resident alien). The FATCA code(s) entered on this for (if any) indicating that I am exempt from FATA reporting is correct.

Owner Signature:	Co-Owner Signature:
(if applicable)

Date:	Date:

SIGNATURE(S) GUARANTEED BY: (TO BE COMPLETED ONLY IF REQUIRED BY INSTRUCTIONS 1)

AMENDED LETTER OF TRANSMITTAL

(CONTINUED)

2

The undersigned hereby guarantees the signature(s) which appear(s) on this Amended Letter of Transmittal for Shares tendered pursuant to this Amended Letter of Transmittal.

Name of Institution Issuing Guarantee___________________________________________

Authorized Signature By______________________________________________________

Title______________________________________________________________________

Address of Guaranteeing Firm_________________________________________________

City, State, Zip______________________________________________________________

Dated_____________________________________________________________________

AMENDED LETTER OF TRANSMITTAL

INSTRUCTIONS TO AMENDED LETTER OF TRANSMITTAL

FORMING PART OF TERMS AND CONDITIONS OF THIS AMENDED LETTER OF TRANSMITTAL

1.	Delivery of Letter of Transmittal. This Amended Letter of Transmittal, properly completed and duly executed, should be sent by mail or courier or delivered by hand to the Company, in each case at the address set forth on the front page on this Amended Letter of Transmittal, in order to make an effective tender.

A properly completed and duly executed Letter of Transmittal must be received by the Company at the address set forth on the front page of this Amended Letter of Transmittal by 11:59 PM, Eastern Time, on December 30, 2022 unless the Offer is extended. The Purchase Price will be paid and issued in exchange for the Shares tendered and accepted for purchase by the Company pursuant to the Offer to Purchase in all cases only after receipt by the Company of a properly completed and duly executed Amended Letter of Transmittal.

The method of delivery of all documents is at the option and risk of the undersigned and the delivery will be deemed made only when actually received. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.

2.	Signatures on this Amended Letter of Transmittal, Powers of Attorney and Endorsements.

(a)	If this Amended Letter of Transmittal is signed by the registered holder(s) of the Shares to be tendered, the signature(s) of the holder on this Amended Letter of Transmittal must correspond exactly with the name(s) on the application accepted by the Company in connection with the purchase of the Shares, unless such Shares have been transferred by the registered holder(s), in which event this Amended Letter of Transmittal should be signed in exactly the same form as the name on the last transferee indicated on the stock ledger maintained in book-entry form by DST Asset Manager Solutions, Inc., the Company’s transfer agent.

(b)	If any Shares tendered with this Amended Letter of Transmittal are owned of record by two or more joint owners, all such owners must sign this Amended Letter of Transmittal.

(c)	If this Amended Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing, and proper evidence satisfactory to the Company of their authority to so act must be submitted.

(d)	If this Amended Letter of Transmittal is signed by a person other than the registered holder(s) of the Shares listed, the Amended Letter of Transmittal must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the application accepted by the Company in connection with the purchase of the Shares. Signatures must be guaranteed in Box 3 by an Eligible Institution (unless signed by an Eligible Institution).

3.	Withholding. The Company is entitled to deduct and withhold from the Purchase Price otherwise payable to any holder of Shares whose Shares are accepted for purchase by the Company any amounts that the Company is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any provision of state, local or foreign tax law. To the extent that amounts are withheld, the withheld amounts shall be treated for all purposes as having been paid and issued to the holder of Shares in respect of which such deduction and withholding was made.

4.	Transfer Taxes. The Company will pay any transfer taxes payable on the transfer to it of Shares purchased pursuant to the Offer; provided, however, that if payment of the Purchase Price is to be made to, or (in the circumstances permitted by the Offer) unpurchased Shares are to be registered in the name(s) of, any person(s) other than the registered owner(s), the amount of any transfer taxes(whether imposed on the registered owner(s) or such other person(s)) payable on account of the transfer to such person(s) will be deducted from the Purchase Price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted herewith.

5.	Determinations of Validity. All questions as to the form of documents and the validity of Shares will be resolved by the Company in tis sole discretion, whose determination shall be final and binding. The Company reserves the absolute right to reject any deliveries of any Shares that are not in proper form, or the acceptance of which would, in the opinion of the Company or its counsel, be unlawful. The Company reserves the absolute right to waive any defect or irregularity of delivery for exchange with regard to any Shares, provided that any such waiver shall apply to all tenders of Shares.

NEITHER THE COMPANY, ITS BOARD OF DIRECTORS, IDR INVESTMENT Management, LLC, NOR ANY OTHER PERSON IS OR WILL BE OBLIGATED TO GIVE ANY NOTICE OF ANY DEFECT OR IRREGULARITY IN ANY TENDER, AND NONE OF THEM WILL INCUR ANY LIABILITY FOR FAILURE TO GIVE ANY SUCH NOTICE.

6.	Requests for Assistance or Additional Copies. Requests for assistance or for additional copies of this Amended Letter of Transmittal may be directed to the Company at the address or the telephone number set forth on the cover page of this Amended Letter of Transmittal.

7.	Backup Withholding.

If the backup withholding applies, the Company is required to withholding 24% of any payment made to the Stockholder with respect to Shares tendered. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained by the holder from the Internal Revenue Service.

Certain holders (including, among others, most corporations and certain foreign persons) are exempt from backup withholding requirements. To qualify as an exempt recipient on the basis of foreign status, a holder must generally submit a properly completed Form W-8BEN, Form W-8BEN-E, Form W-8IMY or Form W-8ECI, signed under penalties of perjury, attesting to that person’s exempt status. A holder would use a Form W-8BEN or Form W-8BEN- E to certify that it is neither a citizen nor a resident of the United States and would use a Form W-8ECI to certify that (1) it is neither a citizen nor a resident of the United States, and (2) the proceeds of the sales of the Shares are effectively connected with a U.S. trade or business. A foreign person, or a foreign branch of a U.S. person, would use a Form W-8IMY to establish that it is a qualified intermediary that is not acting for its own account. A foreign holder (a “Non-U.S. holder”) may also use a Form W-8BEN or Form W-8BEN-E to certify that it is eligible for benefits under a tax treaty between the United States and such foreign person’s country of residence. To claim treaty benefits, a Non-U.S. holder will generally be required to provide a taxpayer identification number issued by the Internal Revenue Service.

A HOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO HIS OR HER QUALIFICATION FOR EXEMPTION FROM THE BACKUP WITHHOLDING REQUIREMENTS OR FOR TREATY BENEFITS AND THE PROCEDURE FOR OBTAINING AN EXEMPTION OR TREATY BENEFIT, INCLUDING THE APPROPRIATE FORM TO PROVIDE TO CLAIM SUCH EXEMPTION OR TREATY BENEFIT.

* * *

IMPORTANT: THIS AMENDED LETTER OF TRANSMITTAL PROPERLY COMPLETED AND RECEIVED BY THE COMPANY PRIOR TO THE EXPIRATION OF THE OFFER.